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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

  (Companies in which FINA, Inc. owns 50% or more at 12-31-94)
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                                                                    State of
Name of Subsidiary                                               Incorporation
- ------------------                                               --------------
American Petrofina Pipe Line Company                                Delaware                       100%

American Petrofina, Incorporated                                    Delaware                       100%
 (nameholder, incorporated 6-10-91)

Acturus Shipping, Inc.                                              Delaware                       100%

Archon Shipping, Inc.                                               Delaware                       100%

Cosden, Inc.                                                        Louisiana                      100%

Cos-Mar, Incorporated                                               Louisiana                       50%

Cos-Mar Company                                                 (Joint Venture)                     50%

Fina LaTerre, Inc.                                                  Delaware                       100%

Fina Natural Gas Company                                            Delaware                       100%

Fina Oil and Chemical Company                                       Delaware                       1OO%

Fina Pipe Line Company                                              Texas                          100%
(formerly Cosden Pipe Line Company)

Fina Sales Corporation                                              Barbados                       100%

Fina Security, Inc.                                                 Delaware                       100%
(formerly American Protectorate, Inc.)

Fina Splitter, Inc.                                                 Delaware                       100%

Fina Technology, Inc.                                               Delaware                       100%

Fina United Corporation                                             Delaware                       100%

Finachem Sales Corporation                                          Barbados                        50%

Finachem, U.S.                                                   (Partnership)                      50%

FinaServe, Inc.                                                     Texas                          100%

Fin-Tax Pipe Line Company                                           Texas                          100%

La Terre Development Corp.                                          Delaware                       100%

Mistal, Inc.                                                        Delaware                        53%

Petrofina Gas Pipeline Company                                      Delaware                       100%

Petrofina - U  S. Incorporated                                      Delaware                       100%

Sigma Coating in                                                    Delaware                       100%
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